Exhibit 24.2


                          INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of FastComm Communications Corporation on Form S-8 relating to the 1992 Stock Option Plan of our report dated July 28, 1995, appearing in the Annual Report on Form 10-K of FastComm Communications Corporation.









BDO Seidman
Washington, D.C.
December 19, 1995